United States Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 26, 2006
(Date of earliest event reported)

TAM OF HENDERSON, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51516	20-0667864
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Shennan Zhong Road, PO Box 031-046, Shenzhen, China
(Address of principal executive offices)

(310) 441-1888
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     A. Merger Agreement

     On June 26, 2006, the Registrant (“TMHN”) entered into an Agreement and Plan of Merger with Full Power Enterprise Global Limited (“FPEG”), Jiangping Jiang, Jiangxia Jiang, Luoluo Gao, Jingbo Zhang, Liangzhen Jin, Simple (Hong Kong) Investment & Management Company Limited, First Capital Limited, Value Global International Limited and China US Bridge Capital Limited (the “Merger Agreement”). A copy of the Merger Agreement is filed as Exhibit 10.1 to this Current Report.

     The transaction described in the Merger Agreement is referred to in this Current Report as the “Merger Transaction.” A summary of the Merger Transaction, as well as the material terms and conditions of the Merger Agreement, are set forth below, but such summary is qualified in its entirety by the terms and condition of the Merger Agreement, which are incorporated herein by this reference.

     1. The Parties to the Merger Agreement

     FPEG is a corporation formed under the laws of the British Virgin Island and a holding company that owns all of the issued and outstanding stock of Shenzhen Yu Zhi Lu Aviation Service Company Ltd (“YZL”). YZL is a company organized under the laws of China, and it is the operating company. Jiangping Jiang, Jiangxia Jiang, Luoluo Gao, Jingbo Zhang, Liangzhen Jin, Simple (Hong Kong) Investment & Management Company Limited, First Capital Limited, Value Global International Limited and China US Bridge Capital Limited are the shareholders of FPEG (the “FPEG Shareholders”). In addition, Jiangping Jiang is the sole director of FPEG.

     2. The Merger Transaction

     Pursuant to the Merger Agreement, TMHN will merge with FPEG, with FPEG to become a wholly owned subsidiary of the Registrant, which, in turn, will make the Registrant the indirect owner of all of the Chinese operating company YZL.

     3. The Merger Consideration

     Under the Merger Agreement, in exchange of surrendering their shares in FPEG, the FPEG Shareholders will receive stock consideration. The stock consideration will consist of 20,000,000 newly issued shares of the Registrant’s common stock, to be divided proportionally among the FPEG Shareholders in accordance with their respective ownership interests in FPEG immediately before the completion of the Merger Transaction.

     4. The Merger Agreement

     There is delay between the signing of the Merger Agreement and the closing of the Merger Agreement; the signing occurred on June 26, 2006, and the closing will occur in a future date when all the terms and conditions stated in the Merger Agreement are met. The Merger Agreement contains customary terms and conditions for a transaction of this type, including representations, warranties and covenants, as well as provisions describing the merger consideration, the process of exchanging the consideration and the effect of the merger. The Merger Agreement contains reciprocal indemnification provisions that provide for indemnification in the event of a breach of a representation or warranty. The indemnification provisions survive the closing of the Merger Transaction for 18 months. There can be no assurance that the merger transaction will, in fact, close.

     5. Material Relationships

     There were no material relationships between the Registrant or its affiliates and any of the parties to the Merger Agreement, other than in respect of the Merger Agreement.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

10.1

Agreement and Plan of Merger, dated as of June 26, 2006, among the Registrant, Full Power Enterprise Global Limited (“FPEG”), Jiangping Jiang, Jiangxia Jiang, Luoluo Gao , Jingbo Zhang, Liangzhen Jin, Simple (Hong Kong) Investment & Management Company Limited, First Capital Limited, Value Global International Limited and China US Bridge Capital Limited.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 26, 2006	TAM OF HENDERSON, INC.

		By:	/s/ Jun Xiao

Jun Xiao
Chairman of the Board & Chief Executive Officer